Exhibit 10.58

                                     Commercial Real Estate Financing & Services
                                            General Electric Capital Corporation
                                                      125 Park Avenue, 9th Floor
                                                         New York, NY 10017-5613
                                                  212 850-5800, Fx: 212 850-5850

January 20, 2004

Ms. Brenda Brantley
The Archon Group
600 E. Las Colinas Blvd., Suite 400
Irving, TX 75039

Re: Wellsford Portfolio Modification

Dear Brenda:

This letter sets forth the terms of a extension of the Wellsford Portfolio loan by General Electric Capital Corporation ("GECC").

1. Collateral:      First priority lien mortgage/deed of trust on the Wellsford
                    Portfolio, a nine asset, 1.6MM square foot office portfolio located in New Jersey and Massachusetts (the "Mortgage Loan
                    Portfolio"). All assets will be owned directly by Borrower
                    (single borrower loan structure) and will be cross-collateralized and cross-defaulted satisfactory to
                    Lender.

2. Borrower:        Wellsford/Whitehall Holdings LLC, The Borrower's assets
                    currently consist of the Mortgage Loan Portfolio and a 100% indirect ownership interest in six office properties which are currently the subject of a mortgage loan from Nomura
                    (the "Nomura Loan Portfolio"). The borrower is owned 55.4% indirectly by Whitehall Street Real Estate Limited
                    Partnerships XI, VII and V and their affiliates
                    (collectively, "Whitehall") and 32.6% indirectly by Wellsford Commercial Properties Trust and its affiliates
                    (collectively, "Wellsford").

3. Lender:          GECC or a designated affiliate or entity managed by GECC.

4. Total
   Commitment:      $122,078,131


5. Initial Funding: $105,078,131 (after Borrower $1MM paydown). Lender will have the right at closing to reallocate the existing allocated loan balances based on its updated underwriting of the portfolio prior to closing.


6. TI/LC/CapEx
   Fundings:        $17,000,000 for tenant improvements, leasing commissions and capital expenditures reasonably approved by Lender, subject to GE's standard draw processing procedures as set forth in the existing loan documentation. The Borrower's ability to draw on these funds will expire on December 31, 2005. The
                    first $1MM of fundings will be subject to Borrower having
                    previously funded a minimum of $4MM of new cash equity
                    towards TI/LC/Capex at the properties, and will be advanced at a rate of 100% of actual costs incurred. All subsequent fundings will be advanced as follows:
                    - 50% of actual costs funded if the CoC is less than 10%
                    - 65% of actual costs funded if the CoC is between 10% and
                    11.4%
                    - 80% of actual costs funded if the CoC is equal to or greater than 11.5%.
                    Borrower to be entitled to a one-time retroactive funding equal to the difference between (a) 80% of approved
                    TI/LC/CapEx costs since closing of this proposed extension, and (b) the amount actually funded by Lender for those costs, subject to the following conditions:
                    - 13% minimum CoC after funding
                    - Availability expires December 31, 2005
                    - Amount funded does not increase the total TI/LC/CapEx
                    Fundings above $17MM.
                    - $250,000 minimum advance amount

7. Subordinate
   Fundings:        None.


8. Interest Rate:   30-Day LIBOR +3.25%, payable monthly (actual/360 basis),
                    with a floor rate of 4.35% (1.1% LIBOR floor). If at any time Lender is funding 50% of TI/LC/Capex costs and the CoC is less than 8%, the interest rate will be increased to LIBOR+3.50% until such time as the CoC exceeds 8% for 3 consecutive calendar months.


9. Rate Protection: Borrower to extend existing interest rate cap for 2 years until December 31, 2006.


10. Commitment Fee: $610,391 fee due at closing, representing: - 50bps on the
                    Initial Funding and the TI/LC/CapEx Funding commitment.

11. Term:           2.5 yrs from the June 2004 maturity date. (December 31,
                    2006)


12. Extension
    Options:        None


13. Lockbox Account:Lockbox cash controls to be implemented as established on the WHMLS transaction.


14. Cash Flow Sweep:Cash flow after debt service to be paid to lender to fund a
                    Reserve for TI/LC/CapEx/Debt Service as follows: - 100% cash flow sweep if the portfolio CoC is less than 10%. - 50% cash flow sweep if the CoC is between 10% and 11.4%. - No cash flow sweep if the CoC is equal to or greater than 11.5%. Such CoC testing will be done on a quarterly basis.
                    Borrower will have the right to draw on the Reserve to pay for the cost oftenant improvement, leasing commission and capital costsreasonably approved by Lender, not funded by the TI/LC/CapEx funding commitment.


15. Amortization:   25-year schedule to go into effect at any time there is no
                    Cash Flow Sweep in effect (CoC is at least 11.5%).
                    Notwithstanding anything to the contrary, the amortization paid under the 25-year schedule will be deposited into a cash collateral account to be applied to repayment of Loan principal at Borrower's election or Event of Default. The amounts held by Lender as additional cash collateral shall be subject to quarterly replacement by a letter of credit in a manner consistent with previous GECC/Whitehall transactions.

16. Lockout:        Loan will be locked out to refinancing in full until June
                    30, 2005, and remain closed to refinancing in part for the term of the loan. Loan may be prepaid in full or in part at any time as a result of a sale to an independent 3rd party, subject to the Release Price below.

17. Release Price:  100% of net sale proceeds from individual Lender-approved asset sales to be paid to Lender as amortization of the Loan. Releases will be permitted if the outstanding loan balance is less than $100MM and the CoC<12% (currently prohibited in the existing loan documentation). Notwithstanding anything to the contrary, the excess of Net Sales Proceeds over 125% of Allocated Loan Amount will be deposited into a cash collateral account to be applied to repayment of Loan principal at Borrower's election or Event of Default. The amounts held by Lender as additional cash collateral shall be subject to quarterly replacement by a letter of credit in a manner consistent with previous GECC/Whitehall transactions.

                    The release price changes to 120% of the allocated loan amount if the CoC after release is at least 12%.

18. Call Provision: Same provisions as in the existing loan documents.

19. Non-Recourse:   Same provisions as in the existing loan documents.


20. Assumability:   Same provisions as in the existing loan documents.


21. Impound/Escrow: Same provisions as in the existing loan documents.

22. Good Faith
    Deposit: $50,000. Such deposit will be returned to Borrower, less out-of-pocket Loan Costs incurred by Lender in pursuing the proposed transaction, in the event that the Loan does not close.

23. Closing:        On or before March 31, 2004.

24. Covenants:      No Borrowings; Liens: Same provisions as in the existing
                    loan documents.

                    No Transfers: Same provisions as in the existing loan documents.

                    Management: Same provisions as in the existing loan documents.

                    Approval Rights: Same provisions as in the existing loan documents.

                    Borrower will provide Lender with a detailed 3-year capital budget, which will be approved by Lender prior to closing.

                    Borrower will continue to send Lender copies of budgets and performance results as required in the existing loan documents. Lender will have the right, at Borrower's expense, to audit the Collateral once per year.

25. Loan Costs:     Borrower will be responsible for paying all of Lender's
                    out-of-pocket costs associated with this transaction, including (but not limited to) legal fees, and audits of property income and expenses.

26. Closing
    Conditions:     Closing will be subject to satisfactory loan documentation, and the satisfaction of customary closing conditions. These conditions include, but are not limited to, completion of legal due diligence, legal opinions, title updates, receipt of satisfactory tenant estoppels for all tenant greater than 15m sf and title and survey review, hazard and liability insurance, no pending or threatened litigation and other customary matters. All third-party reports must be performed for the use and reliance of Lender, its affiliates, successors and assigns.

27. Non-Assignable: This letter and any commitment that may be issued in connection herewith may not be assigned by Borrower without Lender's prior written approval.

28. Governing Law:  This letter will be governed by and construed in accordance with the laws of the State of New York.

29. Other
    Conditions:     All other terms and conditions in the existing loan
                    documentation to remain unchanged by this extension.

If you are in agreement with the terms as outlined above, please sign this letter in the space provided below and return it, together with the good faith deposit, to GECC on or before January 29, 2004.

                               Very truly yours,

                              GENERAL ELECTRIC CAPITAL CORPORATION

                               By:/s/ Robert Forster
                                  --------------------------
                                       Name:  Robert Forster
                                       Title: Authorized Signitory


ACCEPTED & AGREED:

WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a Delaware limited liability company

By: Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company, its managing member

By: Wellsford/Whitehall Group, L.L.C., a Delaware limited liability company, its sole member

By:  WP Commercial, L.L.C., a Delaware limited liability company, its manager


By:  /s/ Alan Kava
-------------------------
Name: Alan Kava
Title:Vice President


Appendix A - Definitions


Lender Audited NOI: In-place property net operating income, representing:
                    (1) Revenue from existing tenants that are in occupancy of their space and are current on their rental obligations (excluding month-to-month tenants, tenants that have filed for bankruptcy protection, tenants currently in free rent periods and non-recurring categories of other income); LESS
                    (2) Operating expenses based on the most recent 12-month period, adjusted for inflation, tax increases (based on projected revisions to the assessed value), and other items revealed in Lender's underwriting.

                    The NOI will be adjusted to reflect the following: (a) occupancy based on the lower of actual or current market, subject to a maximum of 95%; (b) management fees at the greater of actual or 3% of EGI; and (c) a capital reserve added to the expenses equal to the greater of $0.20 per square foot or such higher amount as may be determined by Lender's consulting engineer. Lender Audited NOI will exclude rental income from the AT&T and Merrill Lynch leases that are set to expire between December 2003 and March 2004, unless the leases are renewed (or new leases signed with replacement tenants) for a term of at least 3 years.

CoC: Cash-on-Cash Yield, defined as Lender Audited NOI divided by the outstanding balance of the Loan.

DSCR: Debt Service Coverage Ratio, defined as Lender Audited NOI divided by the debt service on the Loan, calculated at the Interest Rate in effect at the time of the calculation (including the impact of Rate Protection).

LTV: Loan-to-Value, defined as the outstanding loan balance divided by the value of the underlying collateral as determined by Lender underwriting.